UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 19, 2016

BLUE BIRD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

402 Blue Bird Boulevard Fort Valley, Georgia 31030	31030
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (478) 822-2130

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant's Certifying Accountant.

Dismissal of Independent Registered Public Accounting Firm

On September 19, 2016, the Audit Committee of the Board of Directors of Blue Bird Corporation (the "Company") made the determination to dismiss PricewaterhouseCoopers LLP ("PwC") as the Company's independent registered public accounting firm. PwC was informed of the dismissal on September 20, 2016.

PwC’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended October 3, 2015 and September 27, 2014, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years ended October 3, 2015 and September 27, 2014, and the subsequent interim period through September 19, 2016, there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K, between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to PwC's satisfaction, would have caused PwC to make reference to the subject matter of any such disagreement in connection with its report for such years.

During the Company’s two most recent fiscal years ended October 3, 2015 and September 27, 2014, and the subsequent interim period through September 19, 2016, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, except as follows.

As previously disclosed in our Definitive Proxy Statement filed with the SEC on January 20, 2015 and periodic reports filed through our third quarter ended July 4, 2015, controls over the preparation and review of the financial statements and disclosures, including interim financial information, were not performed within a time frame and at a level of precision to prevent or detect a material misstatement. Specifically, the Company’s financial reporting resources did not have the appropriate capacity, level of accounting knowledge, and experience commensurate with the Company’s financial requirements. Also, as previously disclosed in this same time frame, management identified a control deficiency within our information technology controls related to user access as certain users had access not commensurate with their roles.

In Part I, Item 4 of the Company's Form 10-Q for the period ended July 2, 2016 filed on August 16, 2016, we disclosed the existence of material weaknesses as of July 2, 2016 that were also present as of our previous fiscal year ended October 3, 2015. Specifically, we did not maintain effective internal control that restricts access to key financial systems and records to appropriate users and ensures that appropriate segregation of duties is maintained. These material weaknesses are reportable events within the meaning of Item 304(a)(1)(v)(A) of Regulation S-K. The Audit Committee discussed each reportable event with PwC, and PwC is authorized to respond fully to the inquiries of the successor accountant (reported below) concerning the reportable events.

The Company provided PwC with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that PwC furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of PwC’s letter, dated September 23, 2016, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Engagement of New Independent Registered Public Accounting Firm

On September 19, 2016, the Audit Committee of the Company’s Board of Directors approved the appointment of BDO USA, LLP ("BDO") to serve as the Company’s independent registered public accounting firm to audit the Company's consolidated financial statements for the fiscal year ending October 1, 2016. On September 23, 2016, the Company formally engaged BDO.
During the fiscal years ended October 3, 2015 and September 27, 2014 and the subsequent interim period through September 19, 2016, the Company did not consult with BDO regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from PricewaterhouseCoopers LLP to the SEC dated September 23, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

Dated:	September 23, 2016	By:	/s/ Paul Yousif
Paul Yousif
Vice President of Legal Affairs / Corporate Treasurer / Corporate Secretary